SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


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      [X] Definitive Additional Materials  Rule 14a-6(e)(2))
      [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


              AMERICA FIRST FINANCIAL FUND 1987-A LIMITED PARTNERSHIP
                  (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                     (NAME OF PERSON(S) FILING PROXY STATEMENT,
                           IF OTHER THAN THE REGISTRANT)

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         [Letter to holders of the Registrant's BUCs]

                        [America First Companies Letterhead]


                                            October 10, 1997



         Dear BUC Holder:


              The illustration set forth on the cover page, page 10 and page 44 of the Joint Solicitation Statement/Prospectus erroneously states that, based on the closing price of Bay View Common Stock on September 15, 1997 of $26.9375 per share, and assuming this price represents the Average Bay View Stock Price, and assuming that the Partnership Expenses and the Reserves are equal to the maximum of the estimates set forth in the Joint Solicitation Statement/Prospectus, each BUC holder would receive in the Distribution with respect to each BUC $10.89 in cash and 1.13 shares of Bay View Common Stock on a per BUC basis.

              In fact, based upon these assumptions, each BUC holders would receive in the Distribution with respect to each BUC approximately $10.85 in cash and approximately 1.167 shares of Bay View Common Stock on a per BUC basis. Based on the closing price of Bay View Common Stock on the September 15, 1997 of $26.9375 per share, such amount of cash and shares of Bay View Common Stock would have an aggregate value of approximately $42.28 per BUC.

              Based on the closing price of Bay View Common Stock on October 6, 1997 of $28.50 per share, and assuming this price represents the Average Bay View Stock Price, and assuming that the Partnership Expenses and the Reserves are equal to the maximum of the estimates set forth in the Joint Solicitation Statement/ Prospectus, BUC holders would receive in the Distribution with respect to each BUC approximately $10.79 in cash and approximately
         1.160 shares of Bay View Common Stock and the aggregate value of such amount of cash and Bay View Common Stock would be approximately $43.85 per BUC.

              The foregoing estimate of amounts to be distributed to BUC Holders in the Distribution is subject to a number of factors, including without limitation the Average Bay View Stock Price, the amount of liabilities, obligations and expenses of the Partnership at the time of the Distribution, and the amount of reserves that the General Partner deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Defined terms used herein have the meaning set forth in the Joint Solicitation Statement/Prospectus.

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